SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 31, 2009, IBERIABANK Corporation filed with the Securities and Exchange Commission a Current Report on Form 8-K dated March 31, 2009 to report under Item 8.01 the redemption of its Fixed Rate Cumulative Perpetual Stock, Series A.

This Amendment No. 1 is being filed to report additional information related to the transaction.

Item 8.01	Other Events

On March 31, 2009, IBERIABANK Corporation (the “Company”) issued a press release announcing the redemption of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The Company has until April 15, 2009, to notify the United States Department of the Treasury whether the Company will repurchase the outstanding warrant.

Item 3.03	Material Modification to Rights of Shareholders

Upon issuance of the preferred stock on December 5, 2008, the ability of the Company to declare and pay dividends or distributions on, or repurchase, redeem or otherwise acquire shares of its capital stock became restricted. The repurchase of trust preferred securities also was restricted.

As a result of the preferred stock redemption, these restrictions have terminated.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the preferred stock redemption, the compensation restrictions set forth in Section 111(b) of Emergency Economic Stabilization Act of 2008 are no longer applicable. Each of the Letter Agreements entered into with the Company’s Senior Executive Officers on December 5, 2008 has been terminated. The Company’s Senior Executive Officers are Daryl G. Byrd, Anthony J. Restel, Michael J. Brown, John R. Davis and Michael A. Naquin.

The form of Termination of Letter Agreement with the Senior Executive Officers is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Form of Termination of Letter Agreement.

Exhibit 99.1	Press Release dated March 31, 2009 (previously filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE:	April 3, 2009	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
10.1	Form of Termination of Letter Agreement

99.1	Press Release dated March 31, 2009 (Previously filed).